EXHIBIT 10 (ii)

Dated as of
May 31, 2002

C. Martin Sowers
Family Dollar Stores, Inc.
P.O. Box 1017
Charlotte, NC 28201-1017

Re:

Amended and Restated Credit Agreement dated as of May 31, 2001 among Bank of America, N.A. ("Bank of America"), Family Dollar Stores, Inc. ("FDSI") and Family Dollar, Inc. ("FDI") (as amended or modified prior to the date hereof, the "Credit Agreement")

Dear Marty:

You have requested, on behalf of FDSI and FDI, an extension of the Tranche A Termination Date for an additional period of one year in accordance with Section 2.14 of the Credit Agreement. Bank of America agrees to such extension and hereby agrees to extend the “Tranche A Termination Date” from May 31, 2003 to May 31, 2004. Further, you have requested, on behalf of FDSI and FDI, an extension of the Tranche B Termination Date for an additional period of 364 days in accordance with Section 2.15 of the Credit Agreement. Bank of America agrees to such extension and hereby agrees to extend the “Tranche B Termination Date” from May 30, 2002 to May 29, 2003. Capitalized terms not otherwise defined herein have the same meaning given to such terms in the Credit Agreement.

Except as expressly amended by this letter amendment, the Credit Agreement and all of the other Loan Documents are confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms. FDSI and FDI hereby affirm that all representations and warranties in the Credit Agreement remain true and accurate as of the date hereof and that no Default or Event of Default has occurred and is continuing as of the date hereof.

This amendment shall be effective as of May 31, 2002 if each of the parties to the Credit Agreement and the Guarantors sign counterparts of letter amendment. Please acknowledge your agreement by signing and returning to me the enclosed copy of this letter amendment.

Very truly yours,

BANK OF AMERICA, N.A.

By:            /s/ Dan M. Killian
Name:       DAN M. KILLIAN
Title:         Managing Director

C. Martin Sowers
Dated as of
May 31, 2002

Acknowledged and Agreed

Family Dollar Stores, Inc.	Family Dollar, Inc.

By: /s/ C. Martin Sowers	By: /s/ C. Martin Sowers
Name: C. MARTIN SOWERS	Name: C. MARTIN SOWERS
Title: Sr. Vice President-Finance	Title: Sr. Vice President-Finance

Each of the Guarantors below acknowledges and consents to this amendment and ratifies its Guaranty:

Family Dollar Services, Inc.	Family Dollar Operations, Inc.

By: /s/ C. Martin Sowers	By: /s/ C. Martin Sowers
Name: C. MARTIN SOWERS	Name: C. MARTIN SOWERS
Title: Sr. Vice President-Finance	Title: Sr. Vice President-Finance

Family Dollar Trucking, Inc.

By:            /s/ C. Martin Sowers
Name:       C. MARTIN SOWERS
Title:         Senior Vice President-Finance